Exhibit 99.1

NEWS RELEASE
For more information, contact:
Jon Wilson
Chief Financial Officer
503-615-1685
jon.wilson@radisys.com

RADISYS ANNOUNCES PRELIMINARY FIRST QUARTER RESULTS

HILLSBORO, OR - April 14, 2015 - Radisys Corporation (NASDAQ: RSYS), the services acceleration company, today reported preliminary results for the first quarter of 2015. The Company announced that it expects first quarter results at the high end of the guidance range with revenues of $48.7 million, up over 10% from the first quarter of 2014.

Non-GAAP earnings are expected to be $.03 per share, above the Company’s midpoint guidance of $.01 per share. The Company expects a GAAP loss in the range of $.18 to $.22 per share, primarily the result of non-cash charges associated with the amortization of previously acquired intangible assets and stock-based compensation as well as cash restructuring charges consistent with the Company’s previously announced plans.

Other highlights from the Company’s preliminary first quarter 2015 results include:

•	Software-Systems revenue growth of over 20% year over year;

•	Embedded Products and Hardware Services operating income of approximately $4 million;

•	Retired the Company’s $18 million convertible debt; and

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Cash generation, net of debt repayment and $1.5 million in cash restructuring payments, of nearly $3 million. Operating cash flows of nearly $4 million represent the best cash generation quarter since the second quarter of 2013.

“With cost reduction initiatives and personnel changes largely complete, the evaluation of various strategic alternatives behind us, and our new strategy defined and rolled out to all stakeholders, my team has now been able to focus 100% of their attention towards executing the transformation and delivering financial results,” said Brian Bronson, Radisys President and CEO. “We are off to a good start in 2015 and these results provide further confidence in our ability to deliver on our outlook for the full year. More specifically, we continue to see the funnel of opportunities building within our Software-Systems product lines, our Embedded Products business is off to a strong start against the 2015 cash flow objectives we set forth and our legacy revenue appears to be stable.”

Director Search

As part of the Company's transformation the Nominating and Corporate Governance Committee is in the process of identifying a new Director for its Board. The Committee’s goal is to appoint a current or recently retired senior level executive with target customer contacts and technical expertise desired to help accelerate the Company’s new FlowEngine product strategy. This new Board member will replace one of the Company’s current Directors and the search is expected to be completed over the next few months. Qualified candidates should contact the chairman of the Committee, Vincent Tobkin, at vince.tobkin@radisys.com.

The Company has a long history of refreshing the Board to align Directors’ experience and capabilities with the Company’s transformation.  Specifically, over the past five years, Radisys has appointed four new independent Directors, not including the current search, and reduced the number of independent Directors from nine to five. In addition to the current search, the Committee currently anticipates replacing another Director in 2016 as the Company identifies additional needs while it continues to execute on its Software-Systems strategy.

Radisys FlowEngine products are traffic distribution platforms that accelerate new service introduction in a scalable SDN-enabled network, while significantly reducing network complexity and required investment. Targeted specifically for communications and content providers that want more control and flexibility in their network, FlowEngine products are interoperable with SDN controllers and provide unmatched flexibility, control and maximum efficiency.

For a reconciliation of GAAP to non-GAAP guidance contained in this release, see “Discussion of non-GAAP Financial Measures” below. These results are preliminary and subject to adjustment during the accounting close process. In particular, the preliminary GAAP income tax provision incorporated into these results includes a number of assumptions subject to change in the normal course of the close process.

Earnings Call Information

The Company will report full first quarter 2015 results on April 28, 2015, after market close at 5:00 p.m. EDT. To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 26660893.  The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on May 14, 2015. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 26660893.  A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

About Radisys

Radisys (NASDAQ: RSYS) helps communications and content providers, and their strategic partners, create new revenue streams and drive cost out of their services delivery infrastructure. Radisys’ service aware traffic distribution platforms, real-time media processing engines and wireless access technologies enable its customers to maximize, virtualize and monetize their networks.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, changes in reporting segments, financial outlook and expectations for 2015 and for the first quarter 2015, and statements related to revenue and gross margins from our respective segments and product lines, investments in future growth, expense savings or reductions, increased profitability, product line focus, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, customer requirements, outcome of product trials, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) customer implementation of traffic management solutions, (b) the outcome of product trials, (c) the market success of customers' products and solutions, (d) the development and transition of new products and solutions, (e) the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, (f) the Company's dependence on certain customers and high degree of customer concentration, (g) the Company's use of one contract manufacturer for a significant portion of the production of its products, (h) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (i) matters affecting the software and embedded products industry, including changes in industry standards, changes in customer requirements and new product introductions, (j) actions by regulatory authorities or other third parties, (k) cash generation, (l) changes in tariff and trade policies and other risks associated with foreign operations, (m) fluctuations in currency exchange rates, (n) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (o) risks relating to fluctuations in the Company's operating results, the uncertainty of revenues and profitability and the potential need to raise additional funding and (p) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2014, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of April 14, 2015. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense, (e) gain on life insurance asset and (f) gain on sale of land held for sale. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	March 31, 2015
	Low End	High End
GAAP net loss	$(0.18)	$(0.22)
(a) Amortization of acquired intangible assets	0.09	0.09
(b) Stock-based compensation	0.02	0.02
(c) Restructuring and acquisition-related charges, net	0.11	0.11
(d) Income taxes	(0.01)	0.03
Total adjustments	0.21	0.25
Non-GAAP net income	$0.03	$0.03

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